Exhibit 99.1

                 WGNB CORP. ANNOUNCES RECORD QUARTERLY EARNINGS
               AND 14TH CONSECUTIVE YEAR OF ANNUAL EARNINGS GROWTH

CARROLLTON, Ga.-(BUSINESS WIRE)-January 6, 2005-WGNB Corp. (NASDAQ:WGNB), the holding company for West Georgia National Bank, announced its 2004 fourth quarter earnings of $1,716,511, or $0.51 per diluted share, compared to its 2003 fourth quarter of $1,478,341, or $0.44 per diluted share, an increase of $238,170, or 16.11 percent. The 2004 fourth quarter net income represented record earnings for a single quarter for the Company.

December 31, 2004 year end net income was $6,064,165, or $1.81 per diluted share, compared to the 2003 year end net income of $5,786,850, or $1.72 per diluted share. The increase in year end net income from 2003 to 2004 is $277,315, or 4.8 percent. The return on average assets and equity through 2004 is 1.41 and 13.86 percent, respectively, which compared to 1.51 and 14.22 percent for the same period in 2003.

Total loans grew by $60 million, or over 20 percent, in 2004. This represents the largest annual dollar amount of loan growth the Company has experienced in its history. Total deposits grew by $35 million, or over 11.5 percent, in 2004.

"I thank the directors, officers and staff of West Georgia National Bank for their great effort in making this another successful year," said L. Leighton Alston, Chief Executive Officer. "2004 started out slow with mortgage origination income cut in half, but loan growth and overhead management bolstered earnings in the second half of the year to give us our 14th consecutive year of earnings growth. We continue to prosper in our market and we are thankful to our customers for their business. At every point we strive to exceed our customers' expectations. That never changes."

ABOUT WGNB CORP.

WGNB Corp. stock is traded on the NASDAQ Small Cap market under the ticker, "WGNB". West Georgia National Bank has seven full service locations in Carrollton, Bowdon, Villa Rica and Douglasville and total assets of $442 million. The Bank is the largest and most enduring locally owned community bank in Carroll County.

For more information about West Georgia National Bank, visit our investor relations page on our website, www.wgnb.com.
                               ------------

Interested parties may contact Steven J. Haack, Chief Financial Officer, via e-mail at shaack@wgnb.com or at the mailing address of WGNB Corp., P.O. Box 280,
          ---------------
Carrollton,  Georgia  30112  to  request  information.


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SAFE HARBOR
Except for financial information contained in this press release, the matters discussed may consist of forward-looking information under the Private Securities Litigation Reform Act of 1995. The accuracy of the forward-looking information is necessarily subject to and involves risk and uncertainties, which could cause actual results to differ materially from forward-looking information. These risks and uncertainties include but are not limited to, general economic conditions, competition and other factors included in filings with the Securities and Exchange Commission.

When used in this release, the words "believes," "estimates," "plans," "expects," "should," "will," "may," "might," "outlook," "likely," and "anticipates" or similar expressions as they relate to WGNB Corp. (including its subsidiaries), or its management are intended to identify forward-looking statements.

The Company, from time to time, becomes aware of rumors concerning the Company or its business. As a matter of policy, the Company does not comment on rumors. Investors are cautioned that in this age of instant communication and Internet access, it may be important to avoid relying on rumors and unsubstantiated information regarding the Company. The Company complies with Federal and State law applicable to disclosure of information concerning the Company. Investors may be at significant risk in relying on unsubstantiated information from other sources.

                                     WGNB CORP.
                                FINANCIAL HIGHLIGHTS
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

------------------------------------------------------------------------------------
                                             December 31, 2004    December 31, 2003
For the Year the Date                           (unaudited)           (audited)
------------------------------------------  -------------------  -------------------
   Total interest income                    $           25,268   $           23,542
------------------------------------------  -------------------  -------------------
   Total interest expense                                7,570                7,527
                                                         -----                -----
------------------------------------------  -------------------  -------------------
   Net interest income                                  17,698               16,015
------------------------------------------  -------------------  -------------------
   Provision for loan loss                                 925                  350
                                                           ---                  ---
------------------------------------------  -------------------  -------------------
   Net interest income after provision                  16,773               15,665
------------------------------------------  -------------------  -------------------
   Total other income                                    5,637                5,554
------------------------------------------  -------------------  -------------------
   Total other expense                                  13,664               12,752
                                                        ------               ------
------------------------------------------  -------------------  -------------------
   Earnings before income taxes                          8,746                8,467
------------------------------------------  -------------------  -------------------
   Income taxes                                          2,682                2,680
                                                         -----                -----
------------------------------------------  -------------------  -------------------
   Net earnings                                          6,064                5,787
                                                         =====                =====
------------------------------------------  -------------------  -------------------
Per Share Data:
------------------------------------------  -------------------  -------------------
   Net earnings                                           1.83                 1.75
------------------------------------------  -------------------  -------------------
   Diluted net earnings                                   1.81                 1.72
------------------------------------------  -------------------  -------------------
   Cash dividends declared year to date                  .7750                .6700
------------------------------------------  -------------------  -------------------
   Book Value                                            13.52                12.72
------------------------------------------  -------------------  -------------------


At Period End:
------------------------------------------  -------------------  -------------------
   Total loans                                         356,328              296,498
------------------------------------------  -------------------  -------------------
   Earning assets                                      425,062              367,694
------------------------------------------  -------------------  -------------------
   Assets                                              441,929              393,216
------------------------------------------  -------------------  -------------------
   Deposits                                            338,398              303,316
------------------------------------------  -------------------  -------------------
   Stockholders' equity                                 44,962               42,089
------------------------------------------  -------------------  -------------------
   Weighted average shares outstanding               3,305,736            3,308,087
------------------------------------------  -------------------  -------------------
Key Performance Ratios Year to Date:
------------------------------------------  -------------------  -------------------
   Return on average assets                               1.41%                1.51%
------------------------------------------  -------------------  -------------------
   Return on average equity                              13.86%               14.22%
------------------------------------------  -------------------  -------------------
   Net interest margin, tax equivalent                    4.53%                4.65%
------------------------------------------  -------------------  -------------------
   Dividend payout ratio                                 42.35%               38.29%
------------------------------------------  -------------------  -------------------
   Overhead ratio                                        58.55%               59.12%
------------------------------------------  -------------------  -------------------
Asset Quality Ratios:
------------------------------------------  -------------------  -------------------
   Non-performing assets/loans & OREO                     0.50%                0.79%
------------------------------------------  -------------------  -------------------
   Loan loss reserve/total loans                          1.15%                1.18%
------------------------------------------  -------------------  -------------------
   Loan loss reserve/non-performing assets              228.12%              147.68%
------------------------------------------  -------------------  -------------------
   Loan loss reserve/total capital                        8.27%                8.27%
------------------------------------------  -------------------  -------------------
Capital Ratios:
------------------------------------------  -------------------  -------------------
   Tier 1 capital/total average assets                    9.07%               10.29%
------------------------------------------  -------------------  -------------------
   Risk based capital ratio                              13.01%               14.05%
------------------------------------------  -------------------  -------------------


Contact:    WGNB Corp., Carrollton
            Steven J. Haack, 770/832-3557
            shaack@wgnb.com
            ---------------
            or
            Media Contact for WGNB
            Charity Davis, 770/214-7208
            cdavis@wgnb.com


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